Sub-Item 77Q1(e)

Copies of any new or amended Registrant investment advisory contracts:

Form of Amended Schedule A to the Investment Advisory Agreement (amended as of July 9, 2012), as filed with the
Securities and Exchange Commission on August 17, 2012 (Accession Number 0001193125-12-360495).